EXHIBIT 32.2

CERTIFICATION BY THE PRINCIPAL FINACIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory F. Campbell, as the Principal Financial Officer of the Company, hereby certify, pursuant to Rule 906 of the Sarbanes Oxley Act, that the Form 10-Q for the period ended January 31, 2023 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Form 10-Q periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

I further certify that any statement set forth in this Report will subject me to criminal and/or civil penalties if I knowingly cause to be filed a statement that does not comport with all the requirements set forth in this section or (2) wilfully certify any statement as set forth in subsections (a) and (b) of this section knowing that the Form 10-Q periodic report accompanying the statement does not comport with all the requirements set forth in this section.

Date: March 14, 2023	By:	/s/ Gregory F. Campbell
Gregory F. Campbell, Principal Financial Officer